Exhibit 4.1

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF DS Dated: SECRETARY This Certifies that is the owner of COMMON COMMON SERIES A PAR VALUE $0.01 EACH SERIES A PAR VALUE $0.01 EACH INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE SIDE FOR RIGHTS PLAN CERTIFICATION THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, NEW YORK, NY, JERSEY CITY, NJ AND PITTSBURGH, PA SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS CUSIP 080555 10 5 PRESIDENT AND CHIEF EXECUTIVE OFFICER COUNTERSIGNED AND REGISTERED: COMPUTERSHARE SHAREOWNER SERVICES LLC TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE BY CERTIFICATE OF STOCK Belo Corp. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. SPECIMEN

BELO CORP.

The Corporation is authorized to issue three series of Common Stock (Series A, Series B, and Series C) and more than one series of preferred stock. Upon written request of the recordholder of this certificate to the Corporation at its principal place of business or registered office, a full statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights will be furnished without charge.

The Communications Act of 1934 imposes restrictions on the ownership of shares of the Corporation by aliens. Article IX, Section 5 of the Bylaws of the Corporation provides that (a) not more than one-fourth of the equity or voting power of the Corporation shall at any time be owned of record or voted by or for the account of aliens, and (b) if the stock records of the Corporation shall at any time disclose one-fourth alien ownership or voting power, no transfers of shares to aliens will be made and, if it shall thereafter be found that such shares are in fact held by or for the account of an alien, such shares will not be entitled to vote, to receive dividends, or to any other rights, except the right to transfer such shares to a United States citizen. For these purposes, “alien” shall include the following: any individual not a citizen of the United States of America and any representative of any such individual; any foreign government or representative thereof; any corporation or other entity organized under the laws of any foreign government; any corporation directly or indirectly controlled by other than a United States citizen; any partnership of which any partner is an alien, except for limited partnerships with alien partners who are insulated in accordance with the rules and regulations of the Federal Communications Commission from material involvement in the management or operation of the media-related activities of the partnership; and any other entity or individual determined to be an alien under Section 310 of the Communications Act of 1934, as amended, or the rules, regulations and policies of the Federal Communications Commission. In determining the number of shares that are owned or voted by or for the account of aliens, the Corporation shall include in the calculation indirect as well as direct interests of aliens in such shares, in accordance with the policies and procedures of the Federal Communications Commission.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT—	Custodian
TEN ENT	— as tenants by the entireties		(Cust)		(Minor)
JT TEN	— as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                                                                                            hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE

Shares of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney

to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

Signature(s)
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAMES(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.